                                                                    EXHIBIT 99.1

ADVOCAT INC.
277 MALLORY STATION ROAD, SUITE 130
FRANKLIN, TENNESSEE  37067
(615) 771-7575                                                      NEWS RELEASE
--------------------------------------------------------------------------------

Contact:   William R. Council, III
           President and Chief Executive Officer

                    ADVOCAT ANNOUNCES FOURTH QUARTER RESULTS

FRANKLIN, Tenn. - (March 31, 2003) - Advocat Inc. (NASDAQ OTC: AVCA) today announced its results for the fourth quarter and year ended December 31, 2002. The Company reported a net loss for common stock of $6.6 million, or $1.20 per share, in the fourth quarter of 2002 compared to $8.6 million, or $1.57 per share, in the same period in 2001. The loss for the fourth quarter of 2002 included $1.8 million for impairment of long-lived assets and non-recurring charges, compared with $4.8 million for such charges in the fourth quarter of 2001. Net revenues for the fourth quarter of 2002 decreased 8.0% to $49.2 million compared with $53.5 million in the same period of 2001.

FOURTH QUARTER RESULTS

Net revenues for the fourth quarter of 2002 totaled $49.2 million compared with $53.5 million in the same quarter of the prior year, a decrease of 8.0%. Patient and resident revenues were $48.2 million compared with $52.6 million in the fourth quarter of 2001. The decrease in revenue results from previously announced lease terminations and a facility sale during 2002 and the fourth quarter of 2001. Revenues were also reduced by lower census and lower Medicare reimbursement rates following the expiration of temporary payment increases effective October 1, 2002. Management fees were $861,000 compared with $910,000 in the fourth quarter of 2001.

Total expenses declined to $55.9 million compared with $61.9 million in the fourth quarter of 2001. Operating expenses represented 88% of revenues for the latest quarter compared with 85% of revenues in the fourth quarter of 2001.

The Company reported a net loss for common stock of $6.6 million, or $1.20 per share, in the fourth quarter of 2002 compared with a loss of $8.6 million, or $1.57 per share, in the fourth quarter of 2001. The 2002 results include $1.8 million in charges for impairment of long-lived assets and non-recurring charges and the 2001 results include similar charges of $4.8 million.

2002 RESULTS

Net revenues for 2002 were $199.1 million compared with $206.2 million in 2001, a decrease of 3.4%. Patient revenues increased to $166.5 million in 2002 from $162.2 million in 2001. The increase in patient revenues were due to increased Medicare utilization, Medicare rate increases at several facilities and increased Medicaid rates in certain states, partially offset by a 1.9% decline in census, the reduction in Medicare reimbursement rates in the fourth quarter of 2002, and reductions in revenues resulting from the sale of one nursing home facility in 2002 and lease terminations at two nursing home facilities in 2001. Resident revenues declined to $29.4 million compared with $40.7 million in 2001 due to the previously announced lease terminations during 2002. Management fees totaled $2.9 million in 2002 compared with $3.0 million in 2001.

Total expenses declined to $212.0 million in 2002 compared with $227.8 million in 2001. Operating expenses represented 84% of net revenues in 2002 compared with 86% in 2001.


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
AVC Reports Fourth Quarter Results
Page 2
March 31, 2003


The Company reported a net loss for common stock of $13.3 million, or $2.42 per share, in 2002 compared with a loss of $22.3 million, or $4.06 per share, for 2001. The loss for 2002 included $3.4 million for impairment of long-lived assets and non-recurring charges and similar charges of $4.8 million in 2001.

Forward-looking statements made in this release involve a number of risks and uncertainties, including but not limited to, uncertainty regarding the Company's ability to restructure or refinance its debt, the impact of under insured professional liability claims, factors affecting the long-term care industry in general, governmental reimbursement, government regulation, health care reforms, the impact of future licensing surveys, changing economic and market conditions and other risk factors detailed in the Company's Securities and Exchange Commission filings. Advocat Inc. is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

Advocat Inc. provides long-term care services to nursing home patients and residents of assisted living facilities in 10 states, primarily in the Southeast, and three provinces in Canada.

     For additional information about the Company, visit Advocat's web site:
                            http://www.irinfo.com/avc














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
AVC Reports Fourth Quarter Results
Page 3
March 31, 2003



                                  ADVOCAT INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)
                      (In thousands, except per share data)

                                                      FOR THE THREE MONTHS            FOR THE TWELVE MONTHS
                                                       ENDED DECEMBER 31,              ENDED DECEMBER 31,
                                                     2002              2001           2002               2001
                                                 -------------    --------------  -------------    -------------
REVENUES:
   Patient revenues                              $      42,395    $       42,568  $     166,470    $     162,196
   Resident revenues                                     5,848             9,988         29,437           40,733
   Management fees                                         861               910          2,856            2,993
   Equity in joint venture income                           30                38            163              150
   Interest                                                 48               (23)           142              109
                                                 -------------    --------------  -------------    -------------
     Net revenues                                       49,182            53,481        199,068          206,181
                                                 -------------    --------------  -------------     ------------

OPERATING EXPENSES:
   Operating                                            43,353            45,559        167,522          177,588
   Lease                                                 3,811             5,243         17,194           20,776
   General and administrative                            4,449             3,761         14,274           13,864
   Interest                                              1,110             1,085          4,093            5,108
   Depreciation and amortization                         1,429             1,388          5,549            5,632
   Asset impairment and non-recurring charges            1,779             4,847          3,370            4,847
                                                 -------------    --------------  -------------    -------------
     Total operating expenses                           55,931            61,883        212,002          227,815
                                                 -------------    --------------  -------------    -------------

Loss before income taxes                                (6,749)           (8,402)       (12,934)         (21,634)
Provision (benefit) for income taxes                      (259)              126             69              410
                                                 --------------   --------------  -------------    -------------
Net loss                                                (6,490)           (8,528)       (13,003)         (22,044)
Preferred stock dividends, accrued but
  not paid                                                  96                58            269              231
                                                 -------------    --------------  -------------    -------------

NET LOSS FOR COMMON STOCK                        $      (6,586)   $       (8,586) $     (13,272)   $     (22,275)
                                                 =============    ==============  =============    =============

Basic loss per share                             $       (1.20)    $       (1.57)  $      (2.42)   $       (4.06)
                                                 =============     =============   ============    =============
Diluted loss per share                           $       (1.20)    $       (1.57)  $      (2.42)   $       (4.06)
                                                 =============     =============   ============    =============

Weighted average shares:
     Basic                                               5,493             5,493          5,493            5,493
                                                 =============    ==============  =============    =============
     Diluted                                             5,493             5,493          5,493            5,493
                                                 =============    ==============  =============    =============


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